Exhibit 5.1
780 NORTH WATER STREET MILWAUKEE, WISCONSIN 53202-3590 Tel 414-273-3500 Fax 414-273-5198 www.GKLAW.COM

November 14, 2014

Associated Banc-Corp

433 Main Street

Green Bay, Wisconsin 54301

RE:

2.750% Senior Notes due 2019

4.250% Subordinated Notes due 2025
Registration Statement on Form S-3
Registration No. 333-178973

Ladies and Gentlemen:

We have acted as counsel to Associated Banc-Corp, a Wisconsin corporation (the “Company”), in connection with the execution and delivery of the Underwriting Agreement dated November 5, 2014 (the “Underwriting Agreement”) by and among the Company, Goldman, Sachs & Co. and J.P. Morgan Securities LLC as representatives of the several underwriters named therein (the “Underwriters”), providing for the issuance and sale by the Company of (i) $250,000,000 aggregate principal amount of its 2.750% Senior Notes due 2019 (the “Senior Notes”) pursuant to an indenture dated as of March 14, 2011 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Pricing Committee resolutions dated November 5, 2014, including the executed Authorized Officers’ certificate dated November 5, 2014 described in such resolutions (collectively, the “Senior Indenture”) and (ii) $250,000,000 aggregate principal amount of its 4.250% Subordinated Notes due 2025 (together with the Senior Notes, the “Securities”) pursuant to an indenture dated as of November 13, 2014 between the Company and the Trustee, as supplemented by the Pricing Committee Resolutions adopted on November 5, 2014, including the executed Authorized Officers’ certificate dated November 5, 2014 described in such resolutions (together with the Senior Indenture, the “Indentures”).

The Securities are being offered and sold under a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on January 11, 2012 (File No. 333-178973) (the “Registration Statement”), including a base prospectus dated January 11, 2012 (the “Base Prospectus”), and a prospectus supplement dated November 5, 2014 (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”) filed with the Commission pursuant to Rule 424(b) under the Securities Act.

OFFICES IN MILWAUKEE, MADISON, WAUKESHA, GREEN BAY AND APPLETON, WISCONSIN AND WASHINGTON, D.C.

GODFREY & KAHN IS A MEMBER OF TERRALEX®, A WORLDWIDE NETWORK OF INDEPENDENT LAW FIRMS.

Associated Banc-Corp

November 14, 2014

In such capacity, we have examined: (i) the Underwriting Agreement; (ii) the Registration Statement; (iii) the Prospectus; (iv) the forms of the Securities; (v) certain resolutions of the Company’s Board of Directors and the Pricing Committee thereof; (vi) the Indentures; (vii) the Company’s Amended and Restated Articles of Incorporation, as amended and currently in effect, and Amended and Restated Bylaws, as currently in effect; and (vii) such other proceedings, documents and records as we have deemed necessary or advisable for purposes of this opinion.

In all such investigations and examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to limitations, qualifications and assumptions set forth herein, we are of the opinion that the Securities, when delivered and sold as contemplated by the Prospectus, were duly authorized and validly issued and constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, receivership, conservatorship and similar laws relating to or affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

This opinion is limited to the laws of the United States, the laws of the State of Wisconsin and the laws of the State of New York, and we do not express any opinion concerning any other law.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of Notes” in the Prospectus.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.